As filed with the Securities and Exchange Commission on July 24, 2026.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Virax Biolabs Group Limited
(Exact name of Registrant as specified in its charter)

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Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BioCity Glasgow

Bo’Ness Road Newhouse

Lanarkshire, ML1 5UH

United Kingdom

Telephone: +44 020 7788 7414

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Virax Biolabs USA Management, Inc.
23501 Cinco Ranch Blvd. Ste H120-289
Katy, TX 77494
+44 020 7788 7414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications, including communications sent to agent for service, should be sent to:

Barrett DiPaolo, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, NY 10036 Telephone: (212) 930-9700

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Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company.	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION)	DATED JULY 24, 2026

Up To 1,682,360 Ordinary Shares

Virax Biolabs Group Limited

This prospectus relates to the resale by the selling shareholders named herein of up to 1,682,360 ordinary shares, par value $0.025 per share (the “Ordinary Shares”), issuable upon exercise of (i) warrants to purchase up to 1,644,000 Ordinary Shares, consisting of Series A Ordinary Share Preferred Investment Options to purchase up to an aggregate of 548,000 Ordinary Shares (the “Series A Preferred Investment Options”) and Series B Ordinary Share Preferred Investment Options to purchase up to an aggregate of 1,096,000 Ordinary Shares (the “Series B Preferred Investment Options,” and together with the Series A Preferred Investment Options, the “New Warrants”), which were issued by us pursuant to an inducement letter agreement dated July 9, 2026 (the “Inducement Letter”) , and (ii) placement agent warrants (the “Placement Agent Warrants” and, together with the New Warrants, the “Warrants”) to purchase up to an aggregate of 38,360 Ordinary Shares, which were issued by us pursuant to an engagement agreement, dated as of December 3, 2025, as amended on June 4, 2026 (the “Engagement Agreement”). The holders named in the section titled “Selling Shareholders” are each referred to herein as a “Selling Shareholder”.

The exercise price of the New Warrants is $ 6.00 per share. See “Use of Proceeds”. The exercise price of the Placement Agent Warrants is $7.50 per share. The Selling Shareholders, or their respective pledgees, assignees, transferees, donees, and any other successors-in-interest, may sell the Ordinary Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Ordinary Shares hereunder following the effective date of this registration statement. We provide more information about how the Selling Shareholders may sell their Ordinary Shares in the section titled “Plan of Distribution” on page 21.

We are registering the Ordinary Shares on behalf of the Selling Shareholders to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Ordinary Shares by any selling shareholder, we will receive proceeds from the exercise of any Warrants for cash. We have agreed to bear all of the expenses incurred in connection with the registration of the Ordinary Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Ordinary Shares.

The Series A Preferred Investment Options are exercisable only on or after the date of the approval by the shareholders of the Company of an increase in the authorized share capital of the Company (the “Authorized Share Increase”) and expire five years following the later of the effective date of this resale registration statement (the “Effective Date”) and the date of the Authorized Share Increase. The Series B Preferred Investment Options are exercisable only on or after the date of the Authorized Share Increase and expire eighteen months following the later of the Effective Date and the date of the Authorized Share Increase. The Placement Agent Warrants are exercisable only on or after the date of the Authorized Share Increase and will expire five years following the later of the Effective Date and the date of the Authorized Share Increase. The Company has agreed to hold an extraordinary general meeting of its shareholders within 90 days of the date of the Inducement Letter to seek approval of the Authorized Share Increase in order to ensure that the Company has sufficient authorized share capital to reserve for issuance, and to issue upon exercise, the New Warrant Shares and the Placement Agent Warrant Shares (defined below), in each case in accordance with their respective terms. However, there can be no assurance that our shareholders will approve the Authorized Share Increase and therefor that the Warrants will ever become exercisable.

Our Ordinary Shares are traded on The Nasdaq Capital Market under the symbol “VRAX.” On July 23, 2026, the reported sales price of our Ordinary Shares on The Nasdaq Capital Market was $3.19 per share.

Investment in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 11, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus.

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Virax,” “we,” “us,” “our” and similar terms refer to Virax Biolabs Group Limited and its consolidated subsidiaries.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

Unless we explicitly state otherwise or the context otherwise indicates clearly, all references in this prospectus to “we,” “us,” “our,” or “our Group” refer to Virax Biolabs Group Limited and its subsidiaries, namely, Virax Biolabs (UK) Limited, Virax Biolabs USA Management, Inc., Virax Biolabs Limited, Virax Immune T-Cell Medical Device Company Limited, Virax Biolabs Pte. Limited, Logico Bioproducts Corp., and Shanghai Xitu Consulting Co., Limited.

The “Company” or “Virax Cayman” refers to Virax Biolabs Group Limited.

“2026 Form 20-F” refers to our Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

“IVD” refers to in-vitro diagnostics.

“PRC” or “China” refers to the People’s Republic of China, including Hong Kong and Macau.

“Prospectus” refers to the public offering prospectus unless we explicitly state otherwise or the context otherwise indicates clearly.

“United Kingdom” or “UK” refers to England, Scotland, Wales and Northern Ireland for the purpose of this prospectus.

“$” or “U.S. dollars” or “USD” refers to the legal currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Our business is primarily conducted in Europe, and the financial records of our subsidiaries in Asia are maintained in USD, and our functional currency is USD. Our consolidated financial statements are presented in U.S. dollars. We use U.S. dollars as the reporting currency in our consolidated financial statements and in this prospectus.

Unless otherwise expressly stated, all share and per share amounts, including warrants and share options, in this prospectus and in the 2026 Form 20-F incorporated herein by reference have been adjusted to give effect to the 1-for-25 share consolidation of the Company's ordinary shares that became effective on June 26, 2026.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the U.S. Securities and Exchange Commission, or the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

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uncertainties regarding the governmental, economic and political circumstances;
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limited operating history of the business;
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timing of the development of future business;
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capabilities of our business operations and our ability to scale operations;
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expected future economic performance;
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competition in our market;
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market acceptance of our services and products;
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protection of our intellectual property rights;
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changes in the laws and tariff policy that affect our operations;
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inflation and fluctuations in foreign currency exchange rates;
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our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;
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continued development of a public trading market for our securities;
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the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
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managing our growth effectively;
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projections of revenue, earnings, capital structure and other financial items;
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fluctuations in operating results;
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dependence on our senior management and key employees; and
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other factors set forth under “Risk Factors.”

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

COMPANY OVERVIEW

Overview

Virax Biolabs Group Limited is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through subsidiaries in the United Kingdom, the United States and China and has been operating since 2013.

The Company is a biotechnology company focused on immune response detection, T cell immune profiling and the development of in vitro diagnostic technologies for viral and immune-mediated diseases. The Company’s current strategic focus is on post-acute infection syndromes (“PAIS”) and related areas of chronic immune dysfunction. The Company’s principal development activities are centered on T cell-based immune profiling and in vitro diagnostics.

The Company’s current business is focused on two principal areas: ViraxImmune™, its lead in-development T cell-based immune profiling and diagnostic platform, and ImmuneSelect, its research-use-only (“RUO”) portfolio of peptide pools, ELISpot plates and related immune reagents.

ViraxImmune™ is intended to measure and characterize T cell immune responses and other markers of immune dysfunction in selected disease areas. The Company is developing ViraxImmune™ as a potential immune-profiling platform that may, if successfully validated, have applications across multiple disease areas where T cell responses, immune dysfunction, chronic inflammation or immune exhaustion are believed to be clinically relevant. The Company’s initial clinical focus is PAIS, including Long COVID, myalgic encephalomyelitis / chronic fatigue syndrome (“ME/CFS”) and post-treatment Lyme disease (“PTLD”).

ViraxImmune™ is being evaluated in clinical and analytical studies with the goal of generating evidence that may support future regulatory submissions and commercial strategies, subject to applicable regulatory requirements. In calendar year 2025, the Company completed a pre-submission meeting with the U.S. Food and Drug Administration (“FDA”) to inform its regulatory planning for ViraxImmune™. The Company is also considering applicable regulatory pathways in other target markets, including the United Kingdom and the European Union.

The Company’s current strategy for ViraxImmune™ contemplates a potential initial U.S. laboratory-developed test (“LDT”) pathway, subject to applicable regulatory requirements and the use of an appropriately qualified laboratory, followed by a potential in vitro diagnostic (“IVD”) pathway for broader regulated market access. In parallel, the Company is advancing clinical validation and evidence-generation activities in the United States and the United Kingdom, including activities associated with Emory University and UK-based clinical validation work intended to support future UKCA and/or IVDR regulatory strategies. The Company intends to prioritize the United States as a key target market while continuing to evaluate regulatory and commercial pathways in the United Kingdom, the European Union and other selected markets. These activities are intended to inform future development, regulatory and commercial decisions, although there can be no assurance as to timing, outcome, regulatory clearance or approval, reimbursement or commercialization.

Alongside ViraxImmune™, the Company is developing and commercializing its ImmuneSelect RUO portfolio, which includes peptide pools, ELISpot plates and related immune reagents. These products are for research use only and are not intended for use in clinical diagnosis, treatment decisions or patient management. The Company views ImmuneSelect as both a standalone RUO product offering for laboratories, academic institutions, contract research organizations and biopharmaceutical partners, and as a complementary channel to support technical engagement, market awareness and assay development experience relevant to the broader ViraxImmune™ platform.

Share Consolidation

Beginning with the opening of trading on June 26, 2026, the Company's ordinary shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market under the same symbol "VRAX", but under a new CUSIP number of G9495L133. The objective of the Share Consolidation was to enable the Company to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) and maintain its listing on the Nasdaq Capital Market.

Upon the effectiveness of the Share Consolidation, every twenty-five issued and outstanding ordinary shares with a par value of US$0.001 each was automatically consolidated into one issued and outstanding ordinary share with a par value of US$0.025 each. No fractional shares were issued as a result of the Share Consolidation. Instead, any fractional shares that would have resulted from the Share Consolidation were rounded up to the next whole number. The Share Consolidation affected all shareholders uniformly and did not alter any shareholder's percentage interest in the Company's outstanding ordinary shares, except for adjustments that may result from the treatment of fractional shares. The number of shares issued for this treatment was 33 shares. The Share Consolidation was approved by the Company's board of directors and shareholders on June 12, 2026. As such, unless otherwise expressly stated, all share and per share amounts, including warrants and options, have been adjusted to give effect to the Share Consolidation in the 2026 Form 20-F and in this prospectus for all periods presented.

Recent Developments

2026 Warrant Inducement

On July 9, 2026, the Company entered into an inducement letter (the “Inducement Letter”) with a certain holder (the “Holder”) of (i) warrants to purchase an aggregate of 48,000 ordinary shares par value $0.025 per share (“Ordinary Shares”), issued to the Holder on October 16, 2023, as amended on December 4, 2025, with an exercise price of $10.00 per share and termination date of December 30, 2030, and (ii) preferred investment options to purchase an aggregate of 500,000 Ordinary Shares, issued to the Holder on December 4, 2025, with an exercise price of $10.00 per share and termination date of December 30, 2030 (collectively, the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 548,000 Ordinary Shares of the Company at a reduced exercise price of $6.00 per share in consideration for the Company’s agreement to issue new unregistered Series A Ordinary Share Preferred Investment Options (the “Series A Preferred Investment Options”) to purchase up to an aggregate of 548,000 Ordinary Shares and new short-term unregistered Series B Ordinary Share Preferred Investment Options (the “Series B Preferred Investment Options,” together with the Series A Preferred Investment Options, the “New Warrants”) to purchase up to an aggregate of 1,096,000 Ordinary Shares (“New Warrant Shares”). The Company received aggregate gross proceeds of approximately $3.3 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company.

The New Warrants have an exercise price of $6.00 per Ordinary Share. The Series A Preferred Investment Options are exercisable on or after the date of the Authorized Share Increase and expire five years following the later of the effective date of this registration statement (the “Effective Date”) and the date of the Authorized Share Increase, and the short-term Series B Preferred Investment Options are exercisable on or after the date of the Authorized Share Increase and expire eighteen months following the later of the Effective Date and the date of the Authorized Share Increase.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received from the Holder’s exercise of their Existing Warrants and a management fee of 1.0% of the gross proceeds received from the Holder’s exercise of their Existing Warrants, pursuant to that certain engagement letter by and between the Company and the Placement Agent, dated as of December 3, 2025, as amended on June 4, 2026 (the “Engagement Letter”).

Pursuant to the Engagement Letter, the Company has also agreed to pay the Placement Agent non-accountable expenses in the amount of $35,000 and accountable expenses in the amount of $50,000. The Company also issued to the Placement Agent or its designees preferred investment options (“Placement Agent Warrant”) to purchase up to 38,360 Ordinary Shares (“Placement Agent Warrant Shares”) at an exercise price of $7.50 per Ordinary Share, which are exercisable only on or after the date of the Authorized Share Increase and will expire five years following the later of the Effective Date and the date of the Authorized Share Increase.

The Company has agreed to hold an extraordinary general meeting of its shareholders within 90 days of the date of the Inducement Letter to seek approval of the Authorized Share Increase in order to ensure that the Company has sufficient authorized share capital to reserve for issuance, and to issue upon exercise, the New Warrant Shares and the Placement Agent Warrant Shares (defined below), in each case in accordance with their respective terms. If the Company does not obtain the approval of the Authorized Share Increase at the first meeting of shareholders (or at any subsequent meeting of shareholders), the Company shall call a meeting at least every ninety (90) days after each such meeting to seek to obtain the Shareholder Approval until it is obtained. However, there can be no assurance that our shareholders will approve the Authorized Share Increase and therefor that the Warrants will ever become exercisable.

The closing of the transactions contemplated pursuant to the Inducement Letter occurred on July 10, 2026 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The resale of the Company’s Ordinary Shares upon exercise of the Existing Warrants are registered pursuant to the Company’s registration statements on Form F-3 (File No. 333-275893 and 333-292241).

The Company also agreed to file a registration statement on Form F-3 (or other appropriate form if the Company is not then Form F-3 eligible) covering the resale of the New Warrant Shares issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”) within fifteen (15) calendar days from the date of the Inducement Letter and to have such Resale Registration Statement declared effective by the SEC within forty-five (45) calendar days (or, in the event of a “full review” within ninety (90) calendar days) following the date of the Inducement Letter. In the Inducement Letter, the Company agreed not to issue any Ordinary Shares or ordinary share equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until thirty (30) days after the Effective Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one (1) year after the Effective Date (subject to certain exceptions).

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and consolidated financial statements may not be comparable to the operating results and consolidated financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our IPO on July 25, 2022; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer

We are incorporated in the Cayman Islands, and (i) the majority of the company’s executive officers or directors are not U.S. citizens or residents; (ii) more than 50% of our assets are located out of the U.S.; and (iii) our business is administered principally out of the U.S. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements.

Corporate Information

Our principal executive office is located at BioCity Glasgow Bo’Ness Road Newhouse Lanarkshire, ML1 5UH United Kingdom. Our telephone number is +44 020 7788 7414. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Virax Biolabs USA Management, Inc., located at Virax Biolabs USA Management, Inc. Our principal website is located at https://viraxbiolabs.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

THE OFFERING

Ordinary Shares to be Offered by the Selling Shareholders

Up to 1,682,360 of our Ordinary Shares. These 1,682,360 Ordinary Shares consist of (i) 1,644,000 Ordinary Shares (the “New Warrant Shares”) issued or issuable upon the exercise of new warrants (the “New Warrant”) pursuant to the inducement letter, dated as of July 9, 2026, entered into between the Company and Armistice Capital Master Fund Ltd.; and (ii) 38,360 Ordinary Shares issued or issuable upon the exercise of placement agent warrants (the “Placement Agent Warrants”) that were issued to certain designees of H.C. Wainwright & Co., LLC, the placement agent of 2026 Warrant Inducement.

Warrants

The New Warrants have an exercise price of $6.00 per Ordinary Share. The Series A Preferred Investment Options are exercisable only on or after the date of the approval by the shareholders of the Authorized Share Increase and expire five years following the later of the effective date of this registration statement (the “Effective Date”) and the date of the Authorized Share Increase, and the Series B Preferred Investment Options are exercisable only on or after the date of the Authorized Share Increase and expire eighteen months following the later of the Effective Date and the date of the Authorized Share Increase. The Placement Agent Warrants have an exercise price of $7.50 per Ordinary Share, and are exercisable only on or after the date of the Authorized Share Increase and will expire five years following the later of the Effective Date and the date of the Authorized Share Increase.

Ordinary shares issued and outstanding before this offering(1)	796,988 Ordinary Shares.

Use of Proceeds

We will not receive any of the proceeds from these sales, but we may receive proceeds from the cash exercise of the Warrants, which we would intend to use as working capital for general corporate purposes.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

Nasdaq Capital Market Symbol	Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VRAX.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

(1) Ordinary shares outstanding as of July 24, 2026. Does not include as of that date:

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1,723,592 ordinary shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $6.71;

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46,207 ordinary shares issuable upon the exercise of stock options outstanding under our 2022 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan and 2026 Equity Incentive Plan with a weighted-average exercise price of $59.86 per share; and

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59,070 ordinary shares reserved for future issuances of awards under our 2022 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan and 2026 Equity Incentive Plan.

Unless otherwise expressly stated, all share and per share amounts, including warrants and share options, in this prospectus and in the 2026 Form 20-F incorporated herein by reference have been adjusted to give effect to the 1-for-25 share consolidation of the Company's ordinary shares that became effective on June 26, 2026.

RISK FACTORS

Our business is subject to a number of risks and uncertainties, including those risks discussed at length in Item 3D (“Risk Factors”) in our 2026 Form 20-F incorporated into this prospectus by reference. These risks include among others those summarized below. Investing in our company and its securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the information incorporated by reference to our 2026 Form 20-F, before investing in our company and our securities. If any of these risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price or value of our Ordinary Shares in the public market could decline, and you could lose part or all of your investment.

Risks Related to this Offering

The price of the Ordinary Shares has been, and is likely to continue to be, highly volatile, which could result in substantial losses for purchases of Ordinary Shares in this offering.

The price of the Ordinary Shares has been, and is likely to continue to be, highly volatile. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, purchasers of securities sold pursuant to this registration statement may not be able to sell their Ordinary Shares at or above the price paid by such purchasers and, as such, they may lose some or all of their investment. Additionally, in the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us in light of the significant stock price volatility we and other pharmaceutical companies have experienced in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

We currently do not have sufficient authorized share capital to issue the Ordinary Shares underlying the Warrants, and the Warrants are not exercisable unless and until our shareholders approve an increase to our authorized share capital. If our shareholders do not approve the Authorized Share Increase, we may be unable to issue the Ordinary Shares underlying the New Warrants and Placement Agent Warrants.

As of the date of this prospectus, our Memorandum and Articles of Association authorizes the issuance of 2,000,000 ordinary shares, of which 1,344,988 ordinary shares are issued and outstanding and 1,769,799 ordinary shares are reserved for issuance under our existing equity incentive plans, outstanding warrants and options and other contractual commitments. After giving effect to all existing reservations and commitments, we will not have sufficient authorized share capital to issue the Ordinary Shares underlying the Warrants. The New Warrants and Placement Agent Warrants are exercisable only on or after the Authorized Share Increase.

We intend to submit the Authorized Share Increase for shareholder approval at an extraordinary general meeting of shareholders expected to be held on or about August 14, 2026. If we do not obtain the approval of the Authorized Share Increase at the first such meeting of shareholders (or at any subsequent meeting of shareholders), the Company shall call a meeting at least every ninety (90) days after each such meeting to seek to obtain the Shareholder Approval until it is obtained.

However, there can be no assurance that our shareholders will approve the Authorized Share Increase. Approval requires the affirmative vote of a simple majority of the votes cast, in person or by proxy, by the shareholders entitled to vote at the extraordinary general meeting of shareholders. If the Authorized Share Increase is not approved and effective, the New Warrants and the Placement Agent Warrants will remain unexercisable.

The Selling Shareholders may sell substantial amounts of our ordinary shares into the public market, which could depress our share price.

As of the date of this prospectus, the Selling Shareholders may offer and sell up to 1,682,360 ordinary shares. Sales of a substantial number of our ordinary shares in the public market by the Selling Shareholders, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline significantly, even if our business is performing well.

The Selling Shareholders may sell their shares in ways that are adverse to your interests.

The Selling Shareholders may determine the timing, pricing, and methods of sale of the securities offered pursuant to this prospectus. Their decisions regarding sales may not be aligned with the interests of other shareholders and could negatively impact the market price of our securities.

If we fail to meet applicable listing requirements, Nasdaq may delist our ordinary shares from trading, in which case, if we are unsuccessful in re-listing on an alternative exchange, the liquidity and market price of our ordinary shares could decline.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•
a limited availability of market quotations for our ordinary shares;
•
reduced liquidity for our ordinary shares;
•
a determination that our ordinary shares are “penny stock”, which would require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•
a limited amount of news about us and analyst coverage of us; and
•
a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, and if we are unable to list on another exchange, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

On July 14, 2025, the Company received a written notification from the Nasdaq Stock Market LLC notifying the Company that it was not in compliance with the listing maintenance standards established by Nasdaq requiring the Ordinary Shares to have a minimum closing bid price of at least $1.00 per share, pursuant to the Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”). The Company was provided 180 calendar days, or until January 12, 2026 to regain compliance. Nasdaq had determined that the Company is eligible for an additional 180 calendar day period, or until July 11, 2026, to regain compliance. On July 13, 2026, Nasdaq confirmed that the Company has regained compliance with the Minimum Bid Price Rule.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price and trading volume of our ordinary shares could decline.

The market price and trading volume of our ordinary shares may be heavily dependent on the reports and recommendations of securities or industry analysts. Adverse changes in their recommendations or failure to cover us could materially reduce the market price and liquidity of our ordinary shares.

The exercise of outstanding warrants and options will have a dilutive effect on the percentage ownership of our capital stock by existing shareholders.

As of the date of this prospectus, we had outstanding warrants to acquire 1,723,592 Ordinary Shares and outstanding options to acquire 46,207 Ordinary Shares. A number of warrants have exercise prices above our Ordinary Shares’ recent trading prices, but the holders have the right, in certain circumstances, to effect a cashless exercise of such warrants. If a significant number of such warrants and share options are exercised by the holders, the percentage of our Ordinary Shares owned by our existing shareholders will be diluted.

We are an emerging growth company and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our consolidated financial statements may not be comparable to those of companies that comply with public company effective dates.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our ordinary shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain and maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. We have adopted Cayman Islands practices in lieu of certain requirements of Rule 5635 of the Nasdaq Stock Market LLC Rules which, among others, means we do not have to obtain shareholders' approval for certain dilutive events, such as (i) certain acquisition of stock or assets of another company; (ii) an issuance of shares that will result in a change of control of the company; (iii) the establishment or amendment of certain equity based compensation plans and arrangements; and (iv) certain transactions (other than a public offering) involving issuances of a 20% or more interest or voting power in the company at a price that is less than the minimum price defined therein. As such, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and additional accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

USE OF PROCEEDS

All of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their respective accounts. We will not receive any of the proceeds from these sales, but we may receive proceeds from the cash exercise of the Warrants, which we would intend to use as working capital for general corporate purposes.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

The following description of our authorized share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Fourth Amended and Restated Memorandum and Articles of Association (as amended from time to time) (the Memorandum and Articles, respectively) and by the applicable provisions of Cayman Islands law.

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•
Memorandum and Articles;
•
The Companies Act (As Revised) of the Cayman Islands (the Cayman Companies Act); and
•
Common law of the Cayman Islands.

Our authorized share capital is US$50,000 divided into 2,000,000 ordinary shares of $0.025 par value each.

It is proposed that we effect an increase in the authorized share capital of the Company from US$50,000 divided into 2,000,000 ordinary shares of US$0.025 par value each to US$12,500,000 divided into 500,000,000 ordinary shares of US$0.025 par value each, by the creation of 498,000,000 ordinary shares of US$0.025 par value each (the “Share Capital Increase”). Subject to and immediately following the Share Capital Increase being effected, it is proposed that the Company adopt the fifth amended and restated memorandum and articles of association, in substitution for, and to the exclusion of, the Memorandum and Articles.

We have included summaries of certain material provisions of our Memorandum and Articles, and the Cayman Companies Act insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles, which is filed as Exhibit 1.1 to our annual report.

Ordinary shares

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with our Memorandum and Articles.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Articles provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law. Our articles of association also provides that, subject to the Cayman Companies Act, the Company may also by ordinary resolution declare dividends in accordance with the respective rights of the shareholders but no dividend shall exceed the amount recommended by the directors.

Voting Rights

Holders of our ordinary shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each ordinary share is entitled to one vote. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless voting by poll is duly demanded by the chairman of the meeting, by at least two shareholders having the right to vote on the resolutions, or by shareholder(s) together holding at least 10% of the total voting rights of all our shareholders having the right to vote at such general meeting. A quorum required for a meeting of shareholders consists of one or more shareholders who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case on advance notice of at least 7 clear days is required for the convening of our annual general meeting and other general meetings by requisition of our shareholders.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Calls on ordinary shares and Forfeiture of ordinary shares

Our directors may from time to time make calls on our shareholders in respect of any moneys unpaid on their shares including any premium in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares

The Cayman Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Cayman Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors.

Inspection of Books and Records

Holders of our ordinary shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited consolidated financial statements.

Issuance of Additional Shares

Our Memorandum and Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable. Our authorized, but unissued ordinary shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•
does not have to file an annual return of its shareholders with the Registrar of Companies;
•
is not required to open its register of members for inspection;
•
does not have to hold an annual general meeting;
•
may not issue negotiable or bearer shares, but may issue shares with no par value;
•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•
may register as a limited duration company; and
•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VRAX”.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the selling shareholders are those issuable to the selling shareholders upon exercise of the New Warrants and Placement Agent Warrants (collectively, the “Warrants”). For additional information regarding the issuances of those securities, see “Recent Developments – 2026 Warrant Inducement” above. We are registering the Ordinary Shares in order to permit the Selling Shareholders to resell the Ordinary Shares issuable upon exercise of the New Warrants and Placement Agent Warrants for resale from time to time. Except with respect to H.C. Wainwright & Co., LLC, which acted as the placement agent in connection with our 2025 PIPE Financing and other offerings we consummated, the selling shareholders have not had any material relationship with us within the past three years

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares by the selling shareholders. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The first column lists the names of the selling shareholders. The second column lists the number of Ordinary Shares beneficially owned by the selling shareholders, based on its ownership of the Ordinary Shares and warrants, as the date of this prospectus, assuming exercise of the Warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

This prospectus covers the resale of the number of Ordinary Shares issuable upon exercise of the Warrants issued to the selling shareholders as described in “Recent Developments – 2026 Warrant Inducement” above, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholder pursuant to this prospectus

The Warrants are exercisable only on or after the Authorized Share Increase. There can be no assurance we will obtain shareholder approval for the Authorized Share Increase.

In addition, under the terms of the Warrants, a selling shareholder may not exercise any such warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The number of Ordinary Shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of ordinary shares beneficially owned prior to offering	Maximum number of ordinary shares to be sold pursuant to this prospectus	Number of ordinary shares beneficially owned after offering
Armistice Capital, LLC (1)	1,644,000	1,644,000	0
Augustus Trading LLC (2)	47,042	24,598	22,444

Noam Rubinstein (3)	25,072	12,083	12,989
Charles Worthman (3)	797	384	413
Wilson Drive Holdings LLC (4)	2,687	1,295	1,392

(1)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of ordinary shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)

The number of ordinary shares beneficially owned prior to this offering consist of ordinary shares issuable upon exercise of placement agent warrants which have been issued as compensation. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the ordinary shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaim any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

(3)

The selling shareholder is affiliated with H.C. Wainwright & Co., LLC. H.C. Wainwright & Co., LLC is a registered broker-dealer and has a business address of c/o H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. The number of Ordinary Shares being registered hereby for resale consist of ordinary shares issuable upon exercise of placement agent warrants, which were issued as compensation in connection with the 2026 Warrant Inducement. The selling shareholder has the voting and dispositive power over the securities held, acquired the placement agent warrants in the ordinary course of business and, at the time of acquisition of the securities that are registered for resale, the selling shareholder had no agreements or understanding, directly or indirectly, with any person to distribute such securities.

(4)

The number of shares beneficially owned prior to this offering consist of shares of ordinary shares issuable upon exercise of placement agent warrants which have been issued as compensation. 2,476 of the securities held prior to the offering are held by Wilson Drive Holdings LLC and 211 of the securities are held by Craig Schwabe. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. The business address of Wilson Drive Holdings LLC is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

PLAN OF DISTRIBUTION

Each Selling Shareholder (for the purposes of this section, the “Selling Shareholders”) of the securities and any of their pledgees, assignees, transferees, donees, and any other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales;
•
in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; or
•
any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company shall use commercially reasonable efforts to cause the resale registration statement to become effective within forty-five (45) calendar days following the date hereof (or, in the event of a “full review” by the Commission, ninety (90) calendar days following the date hereof) and to keep the resale registration statement effective at all times until no holder of the New Warrant owns any New Warrant or New Warrant Shares

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ENFORCEMENT OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our fourth amended and restated memorandum and articles of association (the Memorandum and the Articles, respectively) and the Companies Act (As Revised) of the Cayman Islands (the Cayman Companies Act), and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Virax Biolabs USA Management, Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

•
recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or
•
entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States

Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

•
is given by a foreign court of competent jurisdiction;
•
imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•
is final;
•
is not in respect of taxes, a fine or a penalty;
•
was not obtained by fraud; and
•
is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

Singapore has no arrangement for the reciprocal enforcement of judgments with the United States. It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States, or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor, subject to the applicable substantive and procedural laws of Singapore. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign, penal, revenue or other public laws.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

China

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are mainly provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. Accordingly, there is uncertainty whether China courts will recognize or enforce judgments of United States or Cayman Islands Courts because China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. Further, under Chinese Civil Procedure Law, Chinese courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedure Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedure Law.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters relating to U.S. law will be passed upon for us by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements of Virax Biolabs Group Limited as of March 31, 2026 and March 31, 2025, and for the years then ended, have been incorporated by reference herein in reliance upon the report of Reliant CPA PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The registered business address of Reliant CPA PC is 895 Dove Street, Suite 300, Newport Beach, CA 92660, United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

•
our Annual Report on Form 20-F for the year ended March 31, 2026, filed with the SEC on July 6, 2026;
•
our Reports of Foreign Private Issuer on Form 6–K filed with the SEC on April 10, 2026, May 22, 2026, June 12, 2026, June 24, 2026, July 9, 2026, July 10, 2026, and July 16, 2026. (in each case, except for information contained therein which is furnished rather than filed); and
•
the description of our Class A ordinary shares in our registration statement on Form 8–A filed with the SEC on June 30, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All documents filed by Virax under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any Form 6-K only to the extent expressly stated therein, that are filed with the SEC (i) by us after the date of the initial registration statement and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Virax Biolabs Group Limited

BioCity Glasgow

Bo’Ness Road Newhouse

Lanarkshire, ML1 5UH

United Kingdom

Telephone: +44 020 7788 7414

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at https://viraxbiolabs.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.viraxbiolabs.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Virax Biolabs Group Limited

Up to 1,682,360
Ordinary Shares

_________________________

PROSPECTUS

, 2026

_________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for the indemnification of officers and directors, except to the extent that such indemnification is contrary to public policy (for example, indemnification against willful default, willful neglect, fraud or dishonesty). Under the Companies Act (As Revised) of the Cayman Islands, a Cayman Islands company may indemnify its directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred by them in the execution of their duties, except where such liability arises as a result of such director’s or officer’s dishonesty, willful default or actual fraud.

Our amended and restated memorandum and articles of association provide that, to the maximum extent permitted by Cayman Islands law, we shall indemnify our directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses incurred in their capacities as such, except in cases involving such director’s or officer’s fraud, willful misconduct or willful default. This standard of conduct is generally consistent with the indemnification permissible under the corporate laws of U.S. jurisdictions such as Delaware.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification rights beyond those provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description of Exhibit
3.1

Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 99.1 of Form 6-K (File No. 001-41440) filed with the Securities and Exchange Commission on December 20, 2023)

3.2

Fourth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 99.3 of Form 6-K (File No. 001-41440) filed with the Securities and Exchange Commission on May 22, 2026)

4.1	Specimen certificate evidencing Ordinary Shares (filed as Exhibit 4.1 to the Registrant’s registration statement on Form F-1 (File No. 333-263694), filed with the SEC on June 21, 2022).
4.2	Form of Series A Preferred Investment Option (filed as Exhibit 4.1 to the Registrant’s report of foreign private issuer on Form 6-K on July 10, 2026)
4.3	Form of Series B Preferred Investment Option (filed as Exhibit 4.2 to the Registrant’s report of foreign private issuer on Form 6-K on July 10, 2026)
5.1**	Opinion of Ogier
23.1*	Consent of Reliant CPA PC, an independent registered public accounting firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
107*	Calculation of Registration Fee

* Filed herein.

** To be filed by amendment

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that with respect to a registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on July 24, 2026.

VIRAX BIOLABS GROUP LIMITED
By:	/s/ James Foster
Name: James Foster
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints James Foster and Jason Davis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ James Foster	Chief Executive Officer	July 24, 2026
James Foster	(Principal executive officer, principal financial officer and principal accounting officer) and Director

/s/ Nigel McCracken	Chief Operating Officer and Director	July 24, 2026
Nigel McCracken

/s/ Iain Miller	Independent Director	July 24, 2026
Iain Miller

/s/ Nelson Haight	Independent Director	July 24, 2026
Nelson Haight

/s/ Evan Norton	Independent Director	July 24, 2026
Evan Norton

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Virax Biolabs Group Limited has signed this registration statement on July 24, 2026.

Virax Biolabs Group Limited

By:	/s/ Nelson Haight
Name: Nelson Haight
Title: Director